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                                                                    EXHIBIT 99.5


              CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR


         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Robert v.d. Luft, hereby consent to be named as a person about to become a director of WCB Holding Corp. in this registration statement on Form S-4.

                                                           /s/ Robert v.d. Luft
                                                           ---------------------
                                                           Robert v.d. Luft